Pangaea Logistics Solutions Ltd. Reports Record Financial Results for the
Three Months and Year Ended December 31, 2022

NEWPORT, RI - March 15, 2023 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months and year ended December 31, 2022.
FOURTH QUARTER 2022 RESULTS
(As compared to the Fourth Quarter 2021)
•Net income of $15.5 million, or $0.34 per diluted share, remained unchanged y/y.
◦Adjusted net income attributable to Pangaea Logistics Solutions Ltd. of $14.3 million, or $0.32 per diluted share, a decline of 43% y/y.
•Adjusted EBITDA of $26.9 million, a decrease of 29% y/y
•Operating cash flow of $32.9 million, an increase of 73% y/y
•Time Charter Equivalent ("TCE") rates earned by Pangaea of $20,023 per day, a premium of 41% over the prevailing market rate
•Cash and cash equivalents of $128.4 million, an increase of $72.2 million y/y
•Ratio of net debt to trailing twelve-month Adjusted EBITDA of 1.25x

FULL YEAR 2022 RESULTS
(As compared to the year 2021)
•Net income attributable to Pangaea Logistics Solutions Ltd. of $79.5 million, or $1.76 per diluted share, an increase of 17% y/y
◦Adjusted Net Income attributable to Pangaea Logistics Solutions Ltd. of $82.1 million, or $1.82 per diluted share, an increase of 29% y/y
•Adjusted EBITDA of $140.9 million, an increase of 34% y/y
•Operating cash flow of $134.8 million, an increase of 118% y/y
•Time Charter Equivalent ("TCE") rates earned by Pangaea of $24,434 per day, a premium of 22% over the prevailing market rate

For the fourth quarter ended December 31, 2022, Pangaea reported non-GAAP adjusted net income of $14.3 million, or $0.32 per diluted share, on total revenue of $127.9 million. Fourth quarter TCE rates declined 38.5% on a year-over-year basis, while total shipping days, which include both voyage and time charter days, declined 29.2% to 3,681 days, when compared to the year-ago period.
The TCE earned was $20,023 per day for the three months ended December 31, 2022, compared to an average of $32,563 per day for the same period in 2021. During the fourth quarter 2022, the Company’s average TCE rate exceeded the benchmark average Baltic Panamax and Supramax indices by approximately 41%, supported by Pangaea’s long-term contracts of affreightment ("COAs"), specialized fleet, and cargo-focused strategy.
Total Adjusted EBITDA decreased by 29% to $26.9 million in the fourth quarter due to fewer total shipping days and lower market rates, partially offset by the benefit of more owned ship days from a larger owned fleet and a decline in charter-hire expenses.

Adjusted EBITDA margin increased by 480 basis points to 21.0% in the fourth quarter 2022, when compared to the year-ago period, supported by sustained execution on the Company’s chartered-in strategy amid lower market rates.

As of December 31, 2022, the Company had $128.4 million in cash and equivalents. Total debt, including lease finance obligations was $303.9 million at year-end 2022. At the end of the fourth quarter 2022, the ratio of net debt to trailing twelve-month adjusted EBITDA was 1.25x, versus 2.43x in the prior-year period. During the three months ended December 31, 2022, the Company paid $4.4 million of cash dividends and repaid $7.2 million of long-term debt and other long-term liabilities.

Subsequent to the end of the fourth quarter, the Company entered into an agreement to sell the m/v Bulk Newport for $9.2 million. The vessel was delivered to the buyer on March 3, 2023.

As previously announced on Feb 15, 2023, the Company's Board of Directors declared a quarterly cash dividend of $0.10 per common share, to be paid on March 15, 2023, to all shareholders of record as of March 1, 2023.

STRATEGIC UPDATE

Pangaea remains committed to developing a leading dry bulk logistics and transportation services company of scale, providing its customers with specialized shipping and supply chain and logistics offerings in commodity and niche markets, which drive premium returns measured in time charter equivalent per day.

Leverage integrated shipping and logistics model. In addition to operating the largest high ice class dry bulk fleet of panamax and post-panamax vessels globally, Pangaea also performs stevedoring services, together with port and terminal operations capabilities. During the fourth quarter, the Company continued to expand its logistics offering to new and existing customers; including participation in various infrastructure projects in the US Gulf and US East Coast; providing freight and stevedoring services, handling cement, construction aggregate, and pig iron for new and existing clients. In addition, we executed a specialized project in our Sabine Pass, Texas Terminal, providing heavy lift stevedoring services, handling one of the world’s largest capacity cranes.

Continue to drive strong fleet utilization. In the fourth quarter Pangaea's twenty-five owned vessels were fully utilized and supplemented with an average of fifteen chartered-in vessels to support cargo and COA commitments. Utilizing its nimble fleet approach, the Company reduced its exposure to the market by redelivering chartered-in vessels and reducing its average chartered-in fleet from 26 vessels in Q3 22 to 15 vessels in Q4 22.

Continue to upgrade fleet, while divesting older, non-core assets. In January of 2023, the Company entered into an agreement to sell the Bulk Newport, a 2003 Shin Kurushima Toyohashi shipyard-built 52,587 dwt dry bulk vessel, for $9.2 million. With this sale, Pangaea now owns 24 ships, while continuing to operate a total fleet of approximately 40-60 vessels in worldwide trades. The sale of the Bulk Newport is consistent with the Company’s strategy of maintaining an average fleet age of less than 10 years, amid tightening global emission regulations. Looking ahead, the Company intends to opportunistically manage its fleet with the purpose of maximizing TCE rates, while continuing to support client requirements on an on-demand basis.

MANAGEMENT COMMENTARY

“Our record full-year operating cash flow and profitability demonstrate the durability of our vertically integrated shipping-logistics model in a volatile shipping market environment,” stated Mark Filanowski, Chief Executive Officer of Pangaea Logistics Solutions. “During the first half of the year, we capitalized on a strong demand and rate environment by fully utilizing our fleet, including our four, new-build 1A Ice-Class Post-Panamax vessels, together with the five vessels purchased in the prior 24-months. While market conditions deteriorated during the latter half of 2022 and into the first quarter 2023, our long-term transportation contracts and flexible, chartered-in fleet positioned us to perform well in excess of lower spot market levels.”

“During the fourth quarter, our chartering strategy drove positive arbitrage in a falling-rate market,” continued Filanowski. “While the TCE earned declined 38.5% on a year-over-year basis in the fourth quarter, our average TCE rate exceeded the average benchmark by 41% in the period. Our premium rate model, which leverages the integrated benefits of specialty cargo carriage and on-shore supply chain solutions, contributed to an Adjusted EBITDA margin expansion in the fourth quarter, when compared to the prior-year period. First quarter 2023 to-date, our TCE booked for 3,970 ship days is $15,065 per day."

“Our cargo-centric business plan delivered significant value creation for shareholders in 2022,” noted Filanowski.“We generated nearly $100 million in free cash flow, positioning us to pursue a balanced, self-funded approach toward organic and inorganic growth investments, together with a robust and consistent dividend program. This year, our capital allocation priorities will include fleet renewal and careful expansion; widening our logistics platform, particularly as it relates to complementary, immediately accretive onshore opportunities; further debt reduction; and continued support of our quarterly cash dividend which on an annualized basis results in more than $18 million in distributions to shareholders."

“In 2023, we anticipate that a post-pandemic reopening in China and stable economic activity in the West should provide incremental support for global dry bulk demand,” continued Filanowski. “On the supply-side, global dry bulk shipping capacity is constrained for the foreseeable future, given the combined impact of low new-build activity and the recent introduction of new, IMO-mandated emissions-reduction regulations that will impact older, less efficient fleets and will further restrict newbuilding orders. In recent years, we have invested heavily in upgrading and refreshing our fleet with younger vessels, ensuring we are well positioned to capitalize on the IMO transition."

FOURTH QUARTER 2022 CONFERENCE CALL
The Company’s management team will host a conference call to discuss the Company’s financial results on Thursday, March 16, 2023, at 8:30 a.m. ET. Accompanying presentation materials will be available with the Company’s Securities and Exchange Commission Filing, and in the Investor Relations section of the Company’s website at https://www.pangaeals.com/investors/.

To participate in the live teleconference:

Domestic Live: 1-800-225-9448
International Live: 1-203-518-9708
Conference ID: PANLQ422

To listen to a replay of the teleconference, which will be available through March 23, 2023:

Domestic Replay: 1-800-283-9429
International Replay: 1-402-220-0871

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Operations

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)
Revenues:
Voyage revenue	$117,339,854	$202,503,619	$640,033,668	$614,482,101
Charter revenue	10,583,556	32,054,642	59,673,238	103,622,287
Total revenue	127,923,410	234,558,261	699,706,906	718,104,388

Expenses:
Voyage expense	54,214,070	65,265,750	262,088,555	219,623,127
Charter hire expense	28,156,765	114,992,408	222,332,197	334,952,823
Vessel operating expenses	15,380,167	12,693,076	56,859,340	42,715,496
General and administrative	3,907,905	4,289,733	20,103,346	18,966,488
Depreciation and amortization	7,529,397	6,522,946	29,489,810	22,974,249
Loss on impairment of vessels	—	—	3,007,809	—
Loss on sale of vessels	—	—	318,032	—
Total expenses	109,188,304	203,763,913	594,199,089	639,232,183

Income from operations	18,735,106	30,794,348	105,507,817	78,872,205

Other (expense) income:
Interest expense, net	(3,649,940)	(3,334,804)	(14,772,164)	(10,329,397)
Income attributable to Non-controlling interest recorded as long-term liability interest expense	(755,563)	(409,254)	(6,717,414)	(1,184,741)
Unrealized (loss) gain on derivative instruments	1,192,416	(9,784,274)	682,323	3,886,201
Other income	290,025	327,693	807,142	1,129,436
Total other expense, net	(2,923,062)	(13,200,639)	(20,000,113)	(6,498,501)

Net income	15,812,044	17,593,709	85,507,704	72,373,704
Income attributable to noncontrolling interests	(309,443)	(2,443,553)	(6,016,291)	(5,146,871)
Net income attributable to Pangaea Logistics Solutions Ltd.	$15,502,601	$15,150,156	$79,491,413	$67,226,833

Earnings per common share:
Basic	$0.35	$0.34	$1.79	$1.53
Diluted	$0.34	$0.34	$1.76	$1.50

Weighted average shares used to compute earnings per common share
Basic	44,435,664	44,004,980	44,398,987	43,997,311
Diluted	44,985,969	44,689,309	45,059,587	44,848,997

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	December 31, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$128,384,606	$56,208,902
Accounts receivable (net of allowance of $4,367,848 and $1,990,459 at December 31, 2022 and 2021, respectively)	36,755,149	54,259,265
Bunker inventory	29,104,436	27,147,760
Advance hire, prepaid expenses and other current assets	28,266,831	46,347,687
Total current assets	222,511,022	183,963,614

Fixed assets, net	476,524,752	471,912,810
Advances for vessel purchases	—	1,990,000
Finance lease right of use assets, net	43,921,569	45,195,759
Other Non-current Assets	5,284,127	3,961,823
Total assets	$748,241,470	$707,024,006

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$38,554,131	$49,154,439
Related party notes payable	—	242,852
Deferred revenue	20,883,958	32,205,312
Current portion of long-term debt	15,782,530	15,443,115
Current portion of finance lease liabilities	16,365,075	14,479,803
Dividends payable	626,178	213,765
Total current liabilities	92,211,872	111,739,286

Secured long-term debt, net	98,819,739	105,836,797
Finance lease liabilities	168,513,939	170,959,553
Long-term liabilities - other	19,974,390	17,806,976

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized, 45,898,395 and 45,617,840 shares issued and outstanding at December 31, 2022 and 2021, respectively	4,590	4,562
Additional paid-in capital	162,894,080	161,534,280
Retained Earnings	151,327,392	85,663,375
Total Pangaea Logistics Solutions Ltd. equity	314,226,062	247,202,217
Non-controlling interests	54,495,468	53,479,177
Total stockholders' equity	368,721,530	300,681,394
Total liabilities and stockholders' equity	$748,241,470	$707,024,006

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Cash Flows

	Years ended December 31,
	2022	2021
Operating activities
Net income	$85,507,704	$72,373,704
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	29,489,810	22,974,249
Amortization of deferred financing costs	1,005,487	920,995
Amortization of prepaid rent	122,343	115,256
Unrealized gain on derivative instruments	(682,323)	(3,886,201)
Income from equity method investee	(807,142)	(1,129,436)
Earnings attributable to non-controlling interest recorded as interest expense	6,717,414	1,184,741
Provision for doubtful accounts	2,377,389	1,559,378
Loss on impairment of vessels	3,007,809	—
Loss on sales of vessels	318,032	—
Drydocking costs	(6,019,126)	(8,075,813)
Share-based compensation	1,767,726	2,102,897
Change in operating assets and liabilities:
Accounts receivable	15,126,727	(26,666,490)
Bunker inventory	(1,956,676)	(11,181,513)
Advance hire, prepaid expenses and other current assets	19,086,893	(24,935,427)
Accounts payable, accrued expenses and other current liabilities	(8,939,313)	16,983,215
Deferred revenue	(11,321,354)	19,405,751
Net cash provided by operating activities	134,801,400	61,745,306

Investing activities
Purchase of vessels and vessel improvements	(35,740,482)	(194,620,582)
Proceeds from sale of vessels	8,400,000	—
Advances for Vessel Purchases	—	(1,990,000)
Purchase of equipment and internal use software	(653,452)	(42,963)
Contributions to non-consolidated subsidiaries	(515,162)	(1,138,835)
Net cash used in investing activities	(28,509,096)	(197,792,380)

Financing activities
Proceeds from long-term debt	8,500,000	79,150,000
Payments of financing and issuance costs	(466,544)	(2,046,450)
Payments of long-term debt	(15,443,115)	(61,960,469)
Proceeds from finance leases	15,000,000	141,166,978
Payments on finance lease obligation	(15,834,059)	(9,919,514)
Payments on other long-term liability	(5,000,000)	(2,500,000)
Dividends paid to non-controlling interests	(5,000,000)	(3,333,334)
Common stock accrued dividends paid	(13,414,984)	(5,535,261)
Cash paid for incentive compensation shares relinquished	(407,898)	(150,015)
Contributions from non-controlling interests	—	9,182,423
Payments to non-controlling interest recorded as long-term liability	(2,050,000)	(195,598)
Net cash (used in) provided by financing activities	(34,116,600)	143,858,760

Net increase in cash and cash equivalents	72,175,704	7,811,686
Cash and cash equivalents at beginning of period	56,208,902	48,397,216
Cash and cash equivalents at end of period	$128,384,606	$56,208,902

Supplemental cash flow items:
Cash paid for interest	$14,906,972	$9,088,684

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	For the three months ended		For the twelve months ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net Transportation and Service Revenue
Gross Profit	$22,700,870	$35,102,473	$129,050,037	$97,938,881
Add:
Vessel Depreciation and amortization	7,471,538	6,504,554	29,376,777	22,874,061
Net transportation and service revenue	$30,172,408	$41,607,027	$158,426,814	$120,812,942

Adjusted EBITDA
Net Income	$15,812,044	$17,593,709	$85,507,704	$72,373,704
Interest expense, net	4,405,503	3,744,058	21,489,578	11,514,138
Depreciation and amortization	7,529,397	6,522,946	29,489,810	22,974,249
EBITDA	27,746,944	27,860,713	136,487,092	106,862,091
Non-GAAP Adjustments:
Loss on impairment of vessels	—	—	3,007,809	—
Loss on sale of vessels	—	—	318,032	—
Share-based compensation	309,754	367,939	1,767,726	2,102,897
Unrealized (gain) loss on derivative instruments, net	(1,192,416)	9,784,274	(682,323)	(3,886,201)
Adjusted EBITDA	$26,864,282	$38,012,926	$140,898,336	$105,078,787

Earnings Per Common Share
Net income attributable to Pangaea Logistics Solutions Ltd.	$15,502,601	$15,150,156	$79,491,413	$67,226,833

Weighted average number of common shares - basic	44,435,664	44,004,980	44,398,987	43,997,311
Weighted average number of common shares - diluted	44,985,969	44,689,309	45,059,587	44,848,997

Earnings per common share - basic	$0.35	$0.34	$1.79	$1.53
Earnings per common share - diluted	$0.34	$0.34	$1.76	$1.50

Adjusted EPS
Net income attributable to Pangaea Logistics Solutions Ltd.	$15,502,601	$15,150,156	$79,491,413	$67,226,833
Non-GAAP
Add:
Loss on impairment of vessels	—	—	3,007,809	—
Loss on sale of vessels	—	—	318,032	—
Unrealized (gain) loss on derivative instruments, net	1,192,416	(9,784,274)	682,323	3,886,201
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$14,310,185	$24,934,430	$82,134,931	$63,340,632

Weighted average number of common shares - basic	44,435,664	44,004,980	44,398,987	43,997,311
Weighted average number of common shares - diluted	44,985,969	44,689,309	45,059,587	44,848,997

Adjusted EPS - basic	$0.32	$0.57	$1.85	$1.44
Adjusted EPS - diluted	$0.32	$0.56	$1.82	$1.41

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue, non-GAAP adjusted EBITDA and non-GAAP Adjusted EPS. These are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Gross Profit. Gross profit represents total revenue less net transportation and service revenue and less vessel depreciation and amortization.

Net transportation and service revenue. Net transportation and service revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses. Net transportation and service revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net transportation and service revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net transportation and service revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, income taxes, depreciation and amortization, loss on sale and leaseback of vessels, share-based compensation and other non-operating income and/or expense, if any. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale of vessel, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Noel Ryan or Stefan Neely
Chief Financial Officer
401-846-7790
Investors@pangaeals.com	PANL@val-adv.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.